Exhibit 99.1
Wyndham Worldwide Reports Strong Fourth Quarter and Full Year 2007 Results
•	Delivers Double-Digit Top- and Bottom-Line Growth for Full Year 2007

•	Announces Full Year 2007 Adjusted EPS Growth of 25%

•	Affirms 2008 Guidance
PARSIPPANY, N.J. (February 12, 2008) – Wyndham Worldwide Corporation (NYSE:WYN) today announced results for the three months and year ended December 31, 2007.
Financial information discussed in this press release includes both GAAP and non-GAAP measures, which include or exclude certain items, or reflect pro forma adjustments, related to the Company’s spin-off effective July 31, 2006. These non-GAAP measures differ from reported results and are intended to illustrate what management believes are relevant period-over-period comparisons. Non-GAAP measures are indicated as “Adjusted.” A complete reconciliation of reported GAAP results to the comparable Adjusted information appears in the financial tables section of this press release.
FOURTH QUARTER AND 2007 HIGHLIGHTS:
•	Fourth quarter 2007 revenues increased 6% to $1.0 billion

•	Fourth quarter 2007 net income was $104 million or $0.58 diluted earnings per share. Adjusted net income was $83 million or $0.46 diluted earnings per share

•	Revenues for full year 2007 increased 13% to $4.4 billion compared to full year 2006, with strong, top-line growth across the Company’s three businesses

•	Net income for full year 2007 increased 40% to $403 million, or $2.20 per diluted share, compared to 2006 net income of $287 million, or $1.44 per diluted share

•	Adjusted net income for full year 2007 increased to $387 million, or $2.12 per diluted share, up 14% and 25%, respectively, compared to 2006 Adjusted net income of $339 million, or $1.70 per diluted share

•	Vacation Ownership posted strong full-year results, with 2007 revenues and gross vacation ownership sales increasing 17% and 14%, respectively, compared to 2006

•	Vacation Ownership resort count continued to expand, adding over 1,500 units to the portfolio during the year

•	Comparable revenue per available room (RevPAR) rose 5.9% in the fourth quarter of 2007 compared to the fourth quarter of 2006, while system-wide RevPAR increased 5.3% over the prior year period

•	Lodging opened nearly 19,000 rooms in the fourth quarter of 2007, while ending the year with a hotel pipeline of over 105,000 rooms

•	Average number of vacation exchange members increased 5% for full year 2007 compared to 2006, reaching a Company record of more than 3.5 million members

•	Average net price per vacation rental increased 14% for full year 2007 compared to 2006, or 6% excluding the favorable effect of currency translations

•	During 2007, Wyndham Worldwide repurchased approximately 14.8 million shares. At December 31, 2007, approximately $163 million remained under the Company’s previously announced share repurchase program
“Wyndham Worldwide posted strong financial and operating results in 2007, concluding our first full year as a public company with double-digit revenue and EBITDA growth as each of our business units delivered within our expectations,” said Stephen P. Holmes, Wyndham Worldwide chairman and chief executive officer. “Our company continues to benefit from a global portfolio of economically resilient businesses and brands and from our multiple revenue sources, with more than half of our revenue generated from fee-for-service businesses. We continue to believe that our business model solidly positions us for continued growth, even in what looks like a tougher economic environment in 2008.”
FULL YEAR 2007 OPERATING RESULTS
Revenues for full year 2007 increased to $4.4 billion, up 13% over the same period in 2006, reflecting strong organic growth:
•	Lodging revenues grew 10% primarily due to solid RevPAR gains, increased property management reimbursable revenues and the continued strength and positioning of our portfolio of brands worldwide

•	Vacation Exchange and Rentals revenues increased 9% due to strength in vacation rentals and solid growth in the vacation exchange member base, as well as favorable currency translations

•	Vacation Ownership posted terrific results, with full year 2007 revenues and gross vacation ownership sales increasing 17% and 14%, respectively, driven by increases in both tour flow and volume per guest
Net income for full year 2007 was $403 million or $2.20 diluted earnings per share, compared to 2006 net income of $287 million or $1.44 diluted earnings per share. Net income for 2007 includes $10 million after-tax of separation and related costs and $26 million in after-tax net benefit from the resolution of and adjustment to certain legacy items. Excluding these items, Adjusted net income for full year 2007 was $387 million or $2.12 diluted earnings per share, up 14% and 25%, respectively, from full year 2006. Adjusted net income for full year 2006 was $339 million, or $1.70 diluted earnings per share.
FOURTH QUARTER 2007 OPERATING RESULTS
Revenues for the fourth quarter of 2007 were $1.0 billion, up 6% over the same period in 2006, reflecting continued organic growth.
Net income for the fourth quarter of 2007 was $104 million or $0.58 diluted earnings per share, compared to $92 million or $0.48 diluted earnings per share for the fourth quarter of 2006.
Excluding $21 million in after-tax net benefit from the resolution of and adjustment to certain legacy items, primarily related to a previously disclosed litigation settlement agreement by our former parent company, Adjusted net income for the fourth quarter of 2007 was $83 million, or $0.46 diluted earnings per share.
Excluding $22 million after-tax of separation and related costs and excluding $30 million in after-tax net benefit from the resolution of and adjustment to certain legacy items, Adjusted net income for the fourth quarter of 2006 was $84 million, or $0.44 diluted earnings per share.
BUSINESS UNIT RESULTS
Lodging (Wyndham Hotel Group)
Revenues increased 16% to $176 million in the fourth quarter of 2007 compared with the fourth quarter of 2006, reflecting strong RevPAR gains and increased property management reimbursable revenues. Comparable RevPAR increased 5.9% in the fourth quarter of 2007 and system-wide RevPAR increased 5.3% over the prior year period. For the quarter, Days Inn and Super 8, which collectively represent almost 60% of the Company’s U.S. lodging portfolio — continued to experience industry-leading comparable RevPAR growth for their segments. The Company’s top five international lodging markets, Canada, China, the U.K., Germany and Mexico, which collectively represent 75% of the Company’s international lodging portfolio, enjoyed RevPAR growth of almost 19% in the fourth quarter.
Property management reimbursable revenues were $28 million and marketing/reservation revenues, including TripRewards revenues, were $65 million in the fourth quarter of 2007, compared to $16 million and $61 million, respectively, in the fourth quarter of 2006; these items contribute little, if any, margin.
Fourth quarter 2007 EBITDA grew to $49 million compared to $47 million in the fourth quarter of 2006 (which included $1 million of separation and related costs). The EBITDA growth was muted by the timing of approximately $5 million of incremental marketing expenses.
As of December 31, 2007, the Company’s hotel system consisted of approximately 550,600 rooms and 6,540 properties, with a development pipeline of approximately 930 hotels and over 105,000 rooms, of which 44% were new construction and 32% were international.
Vacation Exchange and Rentals (Group RCI)
Revenues increased to $280 million in the fourth quarter of 2007, a 5% increase compared with the fourth quarter of 2006, reflecting growth in both vacation exchange and vacation rentals, as well as favorable currency translations, partially offset by a decline in other ancillary revenue. Excluding the favorable effect of currency translations of $14 million, revenues were flat compared to the fourth quarter of 2006.
Vacation exchange revenues were $112 million, up 2% compared to the fourth quarter of 2006, primarily driven by a 5% increase in the average number of members, partially offset by a 3% decrease in annual dues and exchange revenue per member primarily related to the timing and mix of exchange deposits.
Vacation rentals revenues were $125 million, a 20% increase compared to the fourth quarter of 2006, or a 9% increase excluding the favorable effect of currency translations. These results reflect a 20% increase in the average net price per vacation rental, or 9% excluding favorable currency translations, primarily due to the mix of activity at premium locations and the conversion of existing Landal parks from franchised to managed properties.
Other ancillary revenues generated primarily from additional products and services provided to affiliates and members were $43 million in the fourth quarter of 2007, compared with $51 million in the fourth quarter of 2006, primarily due to the absence of $4 million of revenues recorded during the fourth quarter of 2006 relating to consulting activities in Asia Pacific and $3 million of other marketing program revenues.

Fourth quarter 2007 EBITDA was $56 million, compared to fourth quarter 2006 EBITDA of $59 million, dampened by the impact of the consulting activities mentioned above and other marketing revenues in the fourth quarter of 2006 that were not repeated in 2007.
Vacation Ownership (Wyndham Vacation Ownership)
Revenues increased 4% to $576 million in the fourth quarter of 2007 compared to the fourth quarter of 2006, reflecting continued success in marketing and sales, incremental property management revenues and growing consumer finance revenues. Fourth quarter 2007 revenues included a $21 million reduction in revenues as a result of deferred vacation ownership revenue under the percentage-of-completion method of accounting compared with an $11 million reduction in the fourth quarter of 2006.
Gross Vacation Ownership Interest sales (which exclude the effect of deferred revenues) were $488 million for the fourth quarter of 2007, up 4% compared to the fourth quarter of 2006, driven by marketing efforts resulting in increases in tour flow and volume per guest based on strong performance by our sales force and continued strength in transaction pricing.
Consumer finance revenues increased $17 million or 22% for the fourth quarter of 2007 compared to the fourth quarter of 2006, which was partially offset in EBITDA due to improved borrowing efficiency against vacation ownership receivables. This shifted approximately $4 million of what would have been interest expense below EBITDA into interest expense reflected within EBITDA.
EBITDA for the fourth quarter of 2007 increased 11% to $99 million, compared to $89 million in the fourth quarter of 2006, which included $15 million of separation and related costs. Fourth quarter 2007 EBITDA reflects a net reduction of approximately $6 million due to the increase in deferred vacation ownership revenue compared with the fourth quarter of 2006.
By the end of the quarter, Wyndham Vacation Ownership had largely completed its program of rebranding its properties under the Wyndham flag.
Other Items
Corporate results were positively affected by lower legal fees and transition service expenses in fourth quarter 2007 compared to the prior year period. Interest expense for the fourth quarter of 2007 was $17 million, unchanged from the fourth quarter of 2006. Interest income for the quarter was $2 million, a $1 million decrease from the comparable prior year period. Depreciation and amortization rose $3 million to $44 million.
Balance Sheet Information as of December 31, 2007:
•	Cash and cash equivalents of approximately $210 million compared to approximately $270 million at December 31, 2006

•	Vacation ownership contract receivables, net, of $2.9 billion compared to $2.4 billion at December 31, 2006

•	Vacation ownership and other inventory of approximately $1.2 billion compared to approximately $955 million at December 31, 2006

•	Securitized vacation ownership debt of $2.1 billion compared to $1.5 billion at December 31, 2006

•	Other debt of $1.5 billion, compared to $1.4 billion at December 31, 2006
A schedule of debt is included in the financial tables section of this press release.
Share Repurchase
The Company repurchased 970,000 shares of stock during the fourth quarter of 2007 at an average price of $27.92. For full year 2007, the Company repurchased 14.8 million shares of stock at an average price of $34.32. At December 31, 2007, approximately $163 million remained under the Company’s previously announced share repurchase program.
Through February 11, the Company repurchased an additional 473,000 shares of stock at an average price of $22.19 and had approximately $154 million remaining under the current share repurchase authorization.
Outlook and Guidance
Wyndham Worldwide affirms guidance as follows:
Full Year 2008:
•	Revenues of $4,800 – $4,900 million

•	EBITDA of $920 – $945 million

•	Depreciation and amortization expense of $175 – $185 million

•	Interest expense, net of $75 – $85 million

•	Effective tax rate of 38.25%

•	Net income of $401 – $429 million

•	EPS of $2.23 – $2.38 based on weighted average shares of approximately 180 million
First Quarter 2008:
•	EPS of $0.30 – $0.35 based on weighted average shares of approximately 180 million

•	EPS guidance reflects a reduction for the estimated impact of deferred vacation ownership revenue of $0.12 - $0.15 per share that will be recognized in future quarters
All guidance excludes legacy items which may have a positive or negative impact on reported results.

“I am pleased with our performance in 2007 and believe we are well-positioned to generate substantial long-term value for our shareholders,” said Mr. Holmes. “While we see no current evidence of a slowdown in our businesses, we are watching consumer sentiment and the overall economy very carefully. That said, we believe 2008 will be a year of opportunity for Wyndham Worldwide, in large part because of the resiliency and flexibility inherent in our business model. We believe that Wyndham Worldwide can successfully compete and perform even in a slowing macro-economic environment.”
Conference Call Information
Wyndham Worldwide Corporation will provide a webcast of its conference call to discuss the Company’s fourth quarter and full year 2007 financial results on Tuesday, February 12, 2008 at 8:30 a.m. EST. Listeners may access the webcast live through the Company’s Web site at www.wyndhamworldwide.com/investors/. An archive of this webcast will be available at the Web site for approximately 90 days beginning at noon EST on February 12. The conference call also may be accessed by dialing (517) 308-9108 and providing the pass code “Wyndham.” Listeners are urged to call at least 10 minutes prior to the scheduled start time. A telephone replay will be available at (203) 369-0767 beginning at noon EST on February 12 until 5 p.m. EST on February 17.
About Wyndham Worldwide
As one of the world’s largest hospitality companies, Wyndham Worldwide offers individual consumers and business-to-business customers a broad suite of hospitality products and services across various accommodation alternatives and price ranges through its premier portfolio of world-renowned brands. Wyndham Hotel Group encompasses more than 6,500 franchised hotels and approximately 550,000 hotel rooms worldwide. Group RCI offers its more than 3.6 million members access to more than 67,000 vacation properties located in approximately 100 countries. Wyndham Vacation Ownership develops, markets and sells vacation ownership interests and provides consumer financing to owners through its network of approximately 145 vacation ownership resorts serving over 800,000 owners throughout North America, the Caribbean and the South Pacific. Wyndham Worldwide, headquartered in Parsippany, N.J., employs more than 33,000 employees globally.
For more information about Wyndham Worldwide, please visit the Company’s web site at www.wyndhamworldwide.com.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, conveying management’s expectations as to the future based on plans, estimates and projections at the time the Company makes the statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements contained in this press release include statements related to trends for the Company’s revenues, earnings and related financial and operating measures and the number of hotels the Company intends to add in future periods.
You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Factors that could cause actual results to differ materially from those in the forward looking statements include general economic conditions, the performance of the financial markets, the economic environment for the hospitality industry, the impact of war and terrorist activity, operating risks associated with the hotel, vacation exchange and rentals and vacation ownership businesses, as well as those in the Company’s 2006 Annual Report on Form 10-K, filed with the SEC on March 7, 2007. Except for the Company’s ongoing obligations to disclose material information under the federal securities laws, it undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.
# # #

Investor contact:	Press contact:

Margo C. Happer	Betsy O’Rourke
Senior Vice President,	Senior Vice President,
Investor Relations	Marketing and Communications
Wyndham Worldwide Corporation	Wyndham Worldwide Corporation
(973) 753-6472	(973) 753-7422
Margo.Happer@wyndhamworldwide.com	Betsy.O’Rourke@wyndhamworldwide.com

Table 1
Wyndham Worldwide Corporation
OPERATING RESULTS OF REPORTABLE SEGMENTS
(In millions)
In addition to other measures, management evaluates the operating results of each of its reportable segments based upon net revenues and “EBITDA,” which is defined as net income before depreciation and amortization, interest expense (excluding interest on securitized vacation ownership debt), interest income, income taxes and cumulative effect of accounting change, net of tax, each of which is presented on the Company’s Consolidated and Combined Statements of Income. The Company’s presentation of EBITDA may not be comparable to similarly-titled measures used by other companies.
The following tables summarize net revenues and EBITDA for reportable segments, as well as reconcile EBITDA to net income for the three and twelve months ended December 31, 2007 and 2006:

	Three Months Ended December 31,
	2007		2006
	Net Revenues	EBITDA	Net Revenues	EBITDA (c)
Lodging	$176	$49	$152	$47
Vacation Exchange and Rentals	280	56	266	59
Vacation Ownership	576	99	554	89

Total Reportable Segments	1,032	204	972	195
Corporate and Other (a) (b)	-	28	(2)	6

Total Company	$1,032	$232	$970	$201

Reconciliation of EBITDA to Net Income

EBITDA		$232		$201
Depreciation and amortization		44		41
Interest expense		17		17
Interest income		(2)		(3)

Income before income taxes		173		146
Provision for income taxes		69		54

Net income		$104		$92

	Twelve Months Ended December 31,
	2007		2006
	Net Revenues	EBITDA (d)	Net Revenues	EBITDA (d)
Lodging	$725	$223	$661	$208
Vacation Exchange and Rentals	1,218	293	1,119	265
Vacation Ownership	2,425	378	2,068	325

Total Reportable Segments	4,368	894	3,848	798
Corporate and Other (a) (b)	(8)	(11)	(6)	(73)

Total Company	$4,360	$883	$3,842	$725

Reconciliation of EBITDA to Net Income

EBITDA		$883		$725
Depreciation and amortization		166		148
Interest expense		73		67
Interest income		(11)		(32)

Income before income taxes		655		542
Provision for income taxes		252		190

Income before cumulative effect of accounting change		403		352
Cumulative effect of accounting change, net of tax		-		(65)

Net income		$403		$287

(a)	Includes the elimination of transactions between segments; excludes incremental stand alone company costs through July 31, 2006.

(b)	Includes $41 million and $46 million of a net benefit during the three and twelve months ended December 31, 2007, respectively, and $32 million of a net benefit for the three and twelve months ended December 31, 2006 related to the resolution of and adjustment to certain contingent liabilities and assets.

(c)	Includes separation and related costs of $1 million, $15 million and $7 million for Lodging, Vacation Ownership and Corporate and Other, respectively, during the three months ended December 31, 2006.

(d)	Includes separation and related costs of $9 million and $7 million for Vacation Ownership and Corporate and Other, respectively, during the twelve months ended December 31, 2007 and $2 million, $3 million, $18 million and $76 million for Lodging, Vacation Exchange and Rentals, Vacation Ownership and Corporate and Other, respectively, during the twelve months ended December 31, 2006.

Table 2
Wyndham Worldwide Corporation
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF INCOME
(In millions, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Net revenues
Vacation ownership interest sales	$383	$379	$1,666	$1,461
Service fees and membership	387	348	1,619	1,437
Franchise fees	118	112	523	501
Consumer financing	96	79	358	291
Other	48	52	194	152

Net revenues	1,032	970	4,360	3,842

Expenses
Operating	420	391	1,742	1,474
Cost of vacation ownership interests	80	78	376	317
Marketing and reservation	199	168	831	734
General and administrative (a)	100	109	519	493
Separation and related costs (b)	-	23	16	99
Depreciation and amortization	44	41	166	148

Total expenses	843	810	3,650	3,265

Operating income	189	160	710	577
Other (income)/loss, net	1	-	(7)	-
Interest expense	17	17	73	67
Interest income	(2)	(3)	(11)	(32)

Income before income taxes	173	146	655	542
Provision for income taxes	69	54	252	190

Income before cumulative effect of accounting change	104	92	403	352
Cumulative effect of accounting change, net of tax (c)	-	-	-	(65)

Net income	$104	$92	$403	$287

Earnings per share
Basic
Income before cumulative effect of accounting change	$0.59	$0.48	$2.22	$1.78
Cumulative effect of accounting change, net of tax	-	-	-	(0.33)

Net income	$0.59	$0.48	$2.22	$1.45

Diluted
Income before cumulative effect of accounting change	$0.58	$0.48	$2.20	$1.77
Cumulative effect of accounting change, net of tax	-	-	-	(0.33)

Net income	$0.58	$0.48	$2.20	$1.44

Weighted average shares outstanding
Basic	178	193	181	198
Diluted	179	194	183	199

(a)	Includes a net benefit of $41 million and $46 million during the three and twelve months ended December 31, 2007, respectively, and $32 million during the three and twelve months ended December 31, 2006 related to the resolution of and adjustment to certain contingent liabilities and assets.

(b)	Represents costs that the Company incurred in connection with the execution of its separation from its former parent, Cendant (now Avis Budget Group, Inc.). Such amounts, net of tax, were $22 million during the three months ended December 31, 2006 and $10 million and $69 million during the twelve months ended December 31, 2007 and 2006, respectively.

(c)	Represents non-cash charges to reflect the cumulative effect of adopting Statement of Financial Accounting Standards No. 152, ‘‘Accounting for Real Estate Time-Sharing Transactions,’’ on January 1, 2006.

Table 3
(1 of 2)
Wyndham Worldwide Corporation
OPERATING STATISTICS

	Year	Q1	Q2	Q3	Q4	Full Year
Lodging (a)
Number of Rooms (b)	2007	539,300	541,700	540,900	550,600	N/A
	2006	525,500	535,900	533,700	543,200	N/A
	2005	519,300	516,000	512,000	532,700	N/A
	2004	515,700	514,500	509,600	521,200	N/A

Weighted Average Rooms Available	2007	529,700	530,700	529,800	537,500	532,300
	2006	520,600	531,000	529,200	529,900	527,700
	2005	517,400	512,000	511,500	535,100	519,000
	2004	512,000	510,700	507,300	503,000	508,200

RevPAR	2007	$31.35	$38.35	$43.10	$33.09	$36.48
	2006	$30.45	$36.97	$40.82	$31.41	$34.95
	2005	$25.53	$31.91	$36.86	$29.72	$31.00
	2004	$22.50	$29.08	$34.04	$24.53	$27.55

Royalty, Marketing and Reservation Revenue (in 000s)	2007	$105,426	$129,453	$146,290	$107,870	$489,041
	2006	$102,741	$125,409	$138,383	$104,505	$471,039
	2005	$84,704	$104,281	$119,829	$99,804	$408,620
	2004	$77,830	$97,959	$112,765	$82,502	$371,058

Vacation Exchange and Rentals
Average Number of Members (in 000s)	2007	3,474	3,506	3,538	3,588	3,526
	2006	3,292	3,327	3,374	3,429	3,356
	2005	3,148	3,185	3,233	3,271	3,209
	2004	2,995	3,031	3,074	3,116	3,054

Annual Dues and Exchange Revenue Per Member	2007	$155.60	$132.33	$131.38	$124.59	$135.85
	2006	$152.10	$130.37	$132.31	$128.13	$135.62
	2005	$159.12	$134.98	$125.64	$124.05	$135.76
	2004	$159.55	$132.51	$123.55	$124.43	$134.82

Vacation Rental Transactions (in 000s)	2007	398	326	360	293	1,376
	2006	385	310	356	293	1,344
	2005	367	311	344	278	1,300
	2004	309	246	295	253	1,104

Average Net Price Per Vacation Rental	2007	$349.73	$415.71	$506.78	$426.93	$422.83
	2006	$312.51	$374.91	$442.75	$356.16	$370.93
	2005	$331.37	$363.14	$412.66	$325.62	$359.27
	2004	$279.46	$333.76	$368.79	$337.42	$328.77

Vacation Ownership
Gross Vacation Ownership Interest Sales (in 000s)	2007	$430,000	$523,000	$552,000	$488,000	$1,993,000
	2006	$357,000	$434,000	$482,000	$469,000	$1,743,000
	2005	$281,000	$354,000	$401,000	$360,000	$1,396,000
	2004	$274,000	$315,000	$361,000	$304,000	$1,254,000

Tours	2007	240,000	304,000	332,000	268,000	1,144,000
	2006	208,000	273,000	312,000	254,000	1,046,000
	2005	195,000	250,000	272,000	217,000	934,000
	2004	181,000	227,000	246,000	205,000	859,000

Volume Per Guest (VPG)	2007	$1,607	$1,596	$1,545	$1,690	$1,606
	2006	$1,475	$1,426	$1,434	$1,623	$1,486
	2005	$1,349	$1,284	$1,349	$1,507	$1,368
	2004	$1,303	$1,253	$1,273	$1,327	$1,287

Note: Full year amounts may not foot across due to rounding.

(a)	Quarterly drivers in the Lodging segment include the acquisitions of Ramada International (December 2004), Wyndham Hotels and Resorts (October 2005) and Baymont Inn & Suites (April 2006) from their acquisition dates forward. Therefore, the operating statistics are not presented on a comparable basis.

(b)	Numbers include affiliated rooms from the fourth quarter of 2006 forward.

Table 3
(2 of 2)
Wyndham Worldwide Corporation
OPERATING STATISTICS
GLOSSARY OF TERMS
Lodging
Number of Rooms: Represents the number of rooms at lodging properties under franchise and/or management agreements at the end of the period.
Weighted Average Rooms Available: Represents the weighted average number of hotel rooms available for rental during the period.
Average Occupancy Rate: Represents the percentage of available rooms occupied during the period.
Average Daily Rate (ADR): Represents the average rate charged for renting a lodging room for one day.
RevPAR: Represents revenue per available room and is calculated by multiplying average occupancy rate by ADR. Comparable RevPAR represents RevPAR of hotels which are included in both periods.
Royalty, Marketing and Reservation Revenues: Royalty, marketing and reservation revenues are typically based on a percentage of the gross room revenues of each franchised hotel. Royalty revenue is generally a fee charged to each franchised hotel for the use of one of our trade names, while marketing and reservation revenues are fees that we collect and are contractually obligated to spend to support marketing and reservation activities. Marketing and reservation fees are also included in the above table within marketing, reservation and TripRewards revenues.
Vacation Exchange and Rentals
Average Number of Members: Represents members in our vacation exchange programs who pay annual membership dues. For additional fees, such participants are entitled to exchange intervals for intervals at other properties affiliated with our vacation exchange business. In addition, certain participants may exchange intervals for other leisure-related products and services.
Annual Dues and Exchange Revenue Per Member: Represents total revenues from annual membership dues and exchange fees generated for the period divided by the average number of vacation exchange members during the year.
Vacation Rental Transactions: Represents the gross number of transactions that are generated in connection with customers booking their vacation rental stays through us. In our European vacation rentals businesses, one rental transaction is recorded each time a standard one-week rental is booked; however, in the United States, one rental transaction is recorded each time a vacation rental stay is booked, regardless of whether it is less than or more than one week.
Average Net Price Per Vacation Rental: Represents the net rental price generated from renting vacation properties to customers divided by the number of rental transactions.
Vacation Ownership
Gross Vacation Ownership Interest Sales: Represents gross sales of vacation ownership interests (including tele-sales upgrades, which are a component of upgrade sales) before deferred sales and loan loss provisions.
Tours: Represents the number of tours taken by guests in our efforts to sell vacation ownership interests.
Volume per Guest (VPG): Represents revenue per guest and is calculated by dividing the gross vacation ownership interest sales, excluding tele-sales upgrades, which are a component of upgrade sales, by the number of tours.

Table 4
Wyndham Worldwide Corporation
ADDITIONAL DATA

	Year	Q1	Q2	Q3	Q4	Full Year
Lodging (a)
Number of Properties (b)	2007	6,450	6,460	6,460	6,540	N/A
	2006	6,300	6,440	6,420	6,470	N/A
	2005	6,400	6,380	6,350	6,350	N/A
	2004	6,380	6,390	6,350	6,400	N/A

Marketing, Reservation and TripRewards Revenues (in 000s) (c)	2007	$61,369	$74,575	$84,820	$65,208	$285,973
	2006	$58,572	$70,931	$78,856	$61,135	$269,495
	2005	$45,066	$56,558	$65,812	$58,053	$225,491
	2004	$39,092	$50,181	$57,485	$43,284	$190,044

Property Management Reimbursable Revenue (in 000s) (d)	2007	$15,624	$22,338	$25,612	$28,414	$91,987
	2006	$15,732	$19,935	$17,210	$16,263	$69,142
	2005	$-	$-	$-	$17,291	$17,291
	2004	$-	$-	$-	$-	$-

Vacation Ownership
Deferred Revenues (in 000s) (e)	2007	$3,906	$(4,908)	$506	$(21,092)	$(21,588)
	2006	$12,708	$(221)	$(23,491)	$(10,675)	$(21,679)
	2005	$492	$(9,150)	$(5,856)	$(2,022)	$(16,536)
	2004	$5,420	$(1,482)	$(10,080)	$(2,467)	$(8,610)

Estimated Uncollectible Receivables (in 000s) (f)	2007	$60,869	$75,032	$85,762	$83,644	$305,307
	2006	$61,242	$55,872	$63,213	$78,680	$259,007
	2005	$24,652	$27,754	$44,050	$31,644	$128,101
	2004	$19,428	$21,910	$24,698	$19,535	$85,571

Note: Full year amounts may not foot across due to rounding.

(a)	Information includes the acquisitions of Ramada International (December 2004), Wyndham Hotels and Resorts (October 2005) and Baymont Inn & Suites (April 2006) from their acquisition dates forward. Therefore, the data is not presented on a comparable basis.

(b)	Numbers include affiliated hotels from the fourth quarter of 2006 forward.

(c)	Marketing and reservation revenues represent fees we receive from franchisees that are to be expended for marketing purposes or the operation of a centralized, brand-specific reservation system for the respective franchisees. These fees are typically based on a percentage of the gross room revenues of each franchised hotel. Marketing and reservation fees are also included in the above table within royalty, marketing and reservation revenues. TripRewards revenues represent fees we receive from the franchisees relating to our loyalty program.

(d)	Primarily represents payroll costs in our hotel management business that we incur and pay on behalf of property owners and for which we are reimbursed by the property owners.

(e)	Represents the revenue that is deferred under the percentage of completion method of accounting. Under the percentage of completion method of accounting, a portion of the total revenue from a vacation ownership contract sale is not recognized if the construction of the vacation resort has not yet been fully completed. This revenue will be recognized in future periods in proportion to the costs incurred as compared to the total expected costs for completion of construction of the vacation resort. Positive amounts represent the recognition of previously deferred revenues.

(f)	Represents expected losses on vacation ownership contract receivables. Beginning January 1, 2006, the Company recorded estimated uncollectible receivables as a contra revenue to vacation ownership interest sales on the Consolidated and Combined Statements of Income, as required by Statement of Financial Accounting Standards No. 152, ''Accounting for Real Estate Time-Sharing Transactions.’’ Prior to January 1, 2006, the Company recorded estimated uncollectible receivables, net of estimated inventory recoveries, as a separate expense line item on the Consolidated and Combined Statements of Income and thus 2004 and 2005 amounts are not comparable to 2006 and 2007 amounts.

Table 5
Wyndham Worldwide Corporation
SCHEDULE OF DEBT
(In millions)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2007	2007	2007	2007	2006
Securitized vacation ownership debt
Term notes	$1,435	$1,148	$1,322	$887	$838
Bank conduit facility (a)	646	777	491	826	625

Securitized vacation ownership debt (b)	2,081	1,925	1,813	1,713	1,463
Less: Current portion of securitized vacation ownership debt	237	304	242	231	178

Long-term securitized vacation ownership debt	$1,844	$1,621	$1,571	$1,482	$1,285

Debt:
6.00% Senior unsecured notes (due December 2016) (c)	$797	$797	$797	$796	$796
Term loan (due July 2011)	300	300	300	300	300
Revolving credit facility (due July 2011) (d)	97	133	215	48	-
Bank borrowings:
Vacation ownership	164	148	130	112	103
Vacation rentals (e)	-	-	-	-	73
Vacation rentals capital leases	154	153	147	147	148
Other	14	14	14	16	17

Total debt	1,526	1,545	1,603	1,419	1,437
Less: Current portion of debt	175	159	140	123	115

Long-term debt	$1,351	$1,386	$1,463	$1,296	$1,322

(a)	This 364-day vacation ownership bank conduit facility was renewed through October 2008 and upsized to $1,200 million on October 30, 2007.

(b)	This debt is collateralized by $2,596 million, $2,428 million, $2,288 million, $2,198 million and $1,844 million of underlying vacation ownership contract receivables and related assets at December 31, 2007, September 30, 2007, June 30, 2007, March 31, 2007 and December 31, 2006, respectively.

(c)	The balance at December 31, 2007 represents $800 million aggregate principal less $3 million of original issue discount.

(d)	The Company’s revolving credit facility has a borrowing capacity of $900 million. At December 31, 2007, the Company has $53 million of outstanding letters of credit and a remaining borrowing capacity of $750 million.

(e)	The borrowings under this facility were repaid on January 31, 2007.

Table 6
(1 of 2)
Wyndham Worldwide Corporation
HOTEL BRAND SYSTEMS DETAILS

	As of and For the Three Months Ended December 31, 2007
					Average
					Revenue Per
	Number of		Average	Average Daily	Available Room
Brand	Properties	Number of Rooms	Occupancy Rate	Rate (ADR)	(RevPAR)

Wyndham Hotels and Resorts	79	20,953	60.4%	$111.71	$67.44

Wingate Inn	152	13,944	56.8%	$92.25	$52.42

Ramada	874	106,978	50.9%	$83.24	$42.38

Baymont	193	16,592	43.2%	$58.92	$25.43

AmeriHost Inn	28	1,943	45.5%	$69.40	$31.60

Days Inn	1,883	153,333	46.7%	$62.19	$29.05

Super 8	2,081	128,587	51.1%	$57.77	$29.53

Howard Johnson	471	45,781	45.4%	$60.33	$27.39

Travelodge	494	36,876	44.7%	$67.25	$30.03

Knights Inn	268	18,733	37.7%	$43.35	$16.33

Unmanaged, Affiliated and Managed, Non-Proprietary Hotels (*)	21	6,856	N/A	N/A	N/A

Total	6,544	550,576	48.6%	$68.03	$33.09

	As of and For the Three Months Ended December 31, 2006
					Average
					Revenue Per
	Number of		Average	Average Daily	Available Room
Brand	Properties	Number of Rooms	Occupancy Rate	Rate (ADR)	(RevPAR)

Wyndham Hotels and Resorts	82	22,582	64.9%	$108.63	$70.46

Wingate Inn	154	14,146	59.2%	$85.15	$50.41

Ramada	871	105,986	49.6%	$73.65	$36.53

Baymont	137	12,377	50.9%	$60.71	$30.88

AmeriHost Inn	98	6,745	50.0%	$61.58	$30.78

Days Inn	1,859	151,438	47.5%	$59.24	$28.13

Super 8	2,054	126,175	50.2%	$56.00	$28.11

Howard Johnson	467	44,432	38.9%	$64.49	$25.06

Travelodge	503	37,468	45.5%	$60.06	$27.33

Knights Inn	231	16,892	39.5%	$39.43	$15.56

Unmanaged, Affiliated and Managed, Non-Proprietary Hotels (*)	17	4,993	N/A	N/A	N/A

Total	6,473	543,234	48.5%	$64.70	$31.41

NOTE: A glossary of terms is included in Table 3 (2 of 2).
(*)	Represents 1) affiliated properties for which we receive a fee for reservation services provided and 2) properties managed under the CHI Limited joint venture. These properties are not branded; as such, certain operating statistics (such as average occupancy rate, ADR and RevPAR) are not relevant. Eight of the managed properties are scheduled to be branded or cobranded as either Wyndham or Ramada during 2008.

Table 6
(2 of 2)
Wyndham Worldwide Corporation
HOTEL BRAND SYSTEMS DETAILS

	As of and For the Twelve Months Ended December 31, 2007

					Average
					Revenue Per
	Number of		Average	Average Daily	Available Room
Brand	Properties	Number of Rooms	Occupancy Rate	Rate (ADR)	(RevPAR)

Wyndham Hotels and Resorts	79	20,953	63.9%	$112.42	$71.88

Wingate Inn	152	13,944	64.2%	$90.23	$57.96

Ramada	874	106,978	55.1%	$78.88	$43.48

Baymont	193	16,592	52.7%	$66.60	$35.09

AmeriHost Inn	28	1,943	48.5%	$67.09	$32.51

Days Inn	1,883	153,333	52.5%	$63.37	$33.24

Super 8	2,081	128,587	56.2%	$58.35	$32.80

Howard Johnson	471	45,781	48.4%	$64.34	$31.12

Travelodge	494	36,876	50.3%	$66.60	$33.52

Knights Inn	268	18,733	41.1%	$43.53	$17.88

Unmanaged, Affiliated and Managed, Non-Proprietary Hotels (*)	21	6,856	N/A	N/A	N/A

Total	6,544	550,576	53.7%	$67.96	$36.48

	As of and For the Twelve Months Ended December 31, 2006

					Average
					Revenue Per
	Number of		Average	Average Daily	Available Room
Brand	Properties	Number of Rooms	Occupancy Rate	Rate (ADR)	(RevPAR)

Wyndham Hotels and Resorts	82	22,582	68.6%	$110.37	$75.68

Wingate Inn	154	14,146	64.7%	$83.99	$54.33

Ramada	871	105,986	53.7%	$72.34	$38.85

Baymont	137	12,377	57.7%	$63.35	$36.56

AmeriHost Inn	98	6,745	53.7%	$62.09	$33.37

Days Inn	1,859	151,438	52.0%	$60.37	$31.41

Super 8	2,054	126,175	55.2%	$56.17	$31.00

Howard Johnson	467	44,432	46.3%	$65.82	$30.45

Travelodge	503	37,468	50.7%	$63.05	$31.95

Knights Inn	231	16,892	42.3%	$40.11	$16.98

Unmanaged, Affiliated and Managed, Non Proprietary Hotels (*)	17	4,993	N/A	N/A	N/A

Total	6,473	543,234	53.4%	$65.44	$34.95

Table 7
(1 of 2)
Wyndham Worldwide Corporation
NON-GAAP RECONCILIATIONS
(In millions, except per share data)

	Three Months Ended				Year Ended
	March 31, 2007	June 30, 2007	September 30, 2007	December 31, 2007	December 31, 2007

Reported EBITDA	$192	$211	$248	$232	$883
Separation and related costs (a)	6	7	3	-	16
Resolution of and adjustment to contingent liabilities and assets (b)	(13)	(17)	25	(41)	(46)

Adjusted EBITDA	$185	$201	$276	$191	$853

Reported PreTax Income	$139	$154	$189	$173	$655
Separation and related costs (a)	6	7	3	-	16
Resolution of and adjustment to contingent liabilities and assets (b)	(13)	(17)	25	(41)	(46)

Adjusted PreTax Income	$132	$144	$217	$132	$625

Reported Tax Provision	$(53)	$(58)	$(72)	$(69)	$(252)
Separation and related costs (c)	(2)	(3)	(1)	-	(6)
Resolution of and adjustment to contingent liabilities and assets (c)	4	6	(10)	20	20

Adjusted Tax Provision	$(51)	$(55)	$(83)	$(49)	$(238)

Reported Net Income	$86	$96	$117	$104	$403
Separation and related costs	4	4	2	-	10
Resolution of and adjustment to contingent liabilities and assets	(9)	(11)	15	(21)	(26)

Adjusted Net Income	$81	$89	$134	$83	$387

Reported Diluted EPS	$0.45	$0.52	$0.65	$0.58	$2.20
Separation and related costs	0.02	0.02	0.01	-	0.05
Resolution of and adjustment to contingent liabilities and assets	(0.05)	(0.06)	0.09	(0.12)	(0.14)

Adjusted Diluted EPS	$0.43	$0.49	$0.75	$0.46	$2.12

Diluted Shares	190	183	180	179	183

Note: Amounts may not foot due to rounding.

(a)	Represents the costs incurred in connection with the Company’s separation from Cendant (now Avis Budget Group).

(b)	Relates to the net (benefit)/expense from the resolution of and adjustment to certain contingent liabilities and assets.

(c)	Relates to the tax effect of the adjustments.

Table 7
(2 of 2)
Wyndham Worldwide Corporation
NON-GAAP RECONCILIATIONS
(In millions, except per share data)

	Three Months Ended				Year Ended
	March 31, 2006	June 30, 2006	September 30, 2006	December 31, 2006	December 31, 2006

Reported EBITDA	$182	$166	$176	$201	$725
Separation and related costs (a)	3	5	68	23	99
Incremental stand-alone costs (b)	(13)	(13)	(4)	-	(30)
Resolution of contingent liabilities (c)	-	-	-	(32)	(32)

Adjusted EBITDA	$172	$158	$240	$192	$762

Reported Depreciation and Amortization	$(34)	$(36)	$(37)	$(41)	$(148)
Incremental stand-alone costs (b)	(1)	(1)	-	-	(2)

Adjusted Depreciation and Amortization	$(35)	$(37)	$(37)	$(41)	$(150)

Reported Interest Income/(Expense), Net	$2	$(11)	$(12)	$(14)	$(35)
Incremental stand-alone costs (b)	(12)	(12)	(4)	-	(28)

Adjusted Interest Expense, Net	$(10)	$(23)	$(16)	$(14)	$(63)

Reported PreTax Income	$150	$119	$127	$146	$542
Separation and related costs (a)	3	5	68	23	99
Incremental stand-alone costs (b)	(26)	(26)	(8)	-	(60)
Resolution of contingent liabilities (c)	-	-	-	(32)	(32)

Adjusted PreTax Income	$127	$98	$187	$137	$549

Reported Tax Provision	$(57)	$(44)	$(35)	$(54)	$(190)
Separation and related costs (d)	(2)	(2)	(25)	(1)	(30)
Incremental stand-alone costs (d)	10	10	3	-	23
State tax rate adjustment (d) (e)	-	-	(15)	-	(15)
Resolution of contingent liabilities (d)	-	-	-	2	2

Adjusted Tax Provision	$(49)	$(36)	$(72)	$(53)	$(210)

Reported Net Income	$28	$75	$92	$92	$287
Cumulative effect of SFAS No. 152 (f)	65	-	-	-	65

Reported Income before Cumulative Effect of SFAS No. 152	93	75	92	92	352

Separation and related costs	1	3	43	22	69
Incremental stand-alone costs	(16)	(16)	(5)	-	(37)
State tax rate adjustment	-	-	(15)	-	(15)
Resolution of contingent liabilities	-	-	-	(30)	(30)

Adjusted Net Income	$78	$62	$115	$84	$339

Reported Diluted EPS	$0.14	$0.37	$0.45	$0.48	$1.44
Cumulative effect of SFAS No. 152	0.32	-	-	-	0.33

Reported Income before Cumulative Effect of SFAS No. 152	0.46	0.37	0.45	0.48	1.77

Separation and related costs	0.00	0.01	0.21	0.11	0.35
Incremental stand-alone costs	(0.08)	(0.08)	(0.02)	-	(0.19)
State tax rate adjustment	-	-	(0.07)	-	(0.08)
Resolution of contingent liabilities	-	-	-	(0.15)	(0.15)

Adjusted Diluted EPS	$0.39	$0.31	$0.56	$0.44	$1.70

Diluted Shares (g)	200	200	203	194	199

Note: Amounts may not foot due to rounding.

(a)	Represents the costs incurred in connection with the Company’s separation from Cendant (now Avis Budget Group), primarily the acceleration of vesting of Cendant equity awards and the related equitable adjustments of such awards.

(b)	Represents the Company’s estimate of incremental stand-alone corporate costs, depreciation and amortization and interest expense associated with corporate debt that the Company would have incurred in 2006 if it was a separate stand-alone company.

(c)	Relates to the net benefit from the resolution of certain contingent liabilities.

(d)	Relates to the tax effect of the adjustments.

(e)	Relates to a $15 million benefit relating to changes in the Company’s 2005 state effective tax rate.

(f)	Represents non-cash charges to reflect the cumulative effect of adopting Statement of Financial Accounting Standards No. 152, ''Accounting for Real Estate Time-Sharing Transactions,’’ on January 1, 2006.

(g)	On July 31, 2006, the Separation from Cendant was completed in a tax-free distribution to the Company’s stockholders of one share of Wyndham common stock for every five shares of Cendant common stock held on July 21, 2006. As a result, on July 31, 2006, the Company had 200 million shares of common stock outstanding. This share amount is being utilized for the calculation of diluted earnings per share for all periods presented prior to the date of Separation.

Table 8
(1 of 4)
Wyndham Worldwide Corporation
NON-GAAP FINANCIAL INFORMATION
(In millions, except per share data)

	Three Months Ended December 31, 2007

		Legacy and
		Other
	As Reported	Adjustments		As Adjusted
Net revenues
Vacation ownership interest sales	$383			$383
Service fees and membership	387			387
Franchise fees	118			118
Consumer financing	96			96
Other	48			48

Net revenues	1,032	-		1,032

Expenses
Operating	420			420
Cost of vacation ownership interests	80			80
Marketing and reservation	199			199
General and administrative	100	41	(a)	141
Depreciation and amortization	44			44

Total expenses	843	41		884

Operating income	189	(41)		148
Other loss, net	1			1
Interest expense	17			17
Interest income	(2)			(2)

Income before income taxes	173	(41)		132
Provision for income taxes	69	(20)	(b)	49

Net income	$104	$(21)		$83

Earnings per share
Basic	0.59	$(0.12)		$0.47
Diluted	0.58	(0.12)		0.46

Weighted average shares outstanding
Basic	178	178		178
Diluted	179	179		179

Note: EPS amounts may not foot across due to rounding.

(a)	Relates to the net benefit from the resolution of and adjustment to certain contingent liabilities and assets.

(b)	Relates to the tax effect of the adjustments.

Table 8
(2 of 4)
Wyndham Worldwide Corporation
NON-GAAP FINANCIAL INFORMATION
(In millions, except per share data)

	Year Ended December 31, 2007
		Separation and		Legacy and
		Related		Other
	As Reported	Adjustments		Adjustments		As Adjusted
Net revenues
Vacation ownership interest sales	$1,666					$1,666
Service fees and membership	1,619					1,619
Franchise fees	523					523
Consumer financing	358					358
Other	194					194

Net revenues	4,360	-		-		4,360

Expenses
Operating	1,742					1,742
Cost of vacation ownership interests	376					376
Marketing and reservation	831					831
General and administrative	519			46	(b)	565
Separation and related costs	16	(16)	(a)			-
Depreciation and amortization	166					166

Total expenses	3,650	(16)		46		3,680

Operating income	710	16		(46)		680
Other income, net	(7)					(7)
Interest expense	73					73
Interest income	(11)					(11)

Income before income taxes	655	16		(46)		625
Provision for income taxes	252	6	(c)	(20)	(c)	238

Net income	$403	$10		$(26)		$387

Earnings per share
Basic	$2.22	$0.05		$(0.14)		$2.13
Diluted	2.20	0.05		(0.14)		2.12

Weighted average shares outstanding
Basic	181	181		181		181
Diluted	183	183		183		183

Note: EPS amounts may not foot across due to rounding.

(a)	Represents the costs incurred in connection with the Company’s separation from Cendant.

(b)	Relates to the net benefit from the resolution of and adjustment to certain contingent liabilities and assets.

(c)	Relates to the tax effect of the adjustments.

Table 8
(3 of 4)
Wyndham Worldwide Corporation
NON-GAAP FINANCIAL INFORMATION
(In millions, except per share data)

	Three Months Ended December 31, 2006
		Separation and		Legacy and
		Related		Other
	As Reported	Adjustments		Adjustments		As Adjusted
Net revenues
Vacation ownership interest sales	$379					$379
Service fees and membership	348					348
Franchise fees	112					112
Consumer financing	79					79
Other	52					52

Net revenues	970	-		-		970

Expenses
Operating	391					391
Cost of vacation ownership interests	78					78
Marketing and reservation	168					168
General and administrative	109			32	(b)	141
Separation and related costs	23	(23)	(a)			—
Depreciation and amortization	41					41

Total expenses	810	(23)		32		819

Operating income	160	23		(32)		151
Interest expense	17					17
Interest income	(3)					(3)

Income before income taxes	146	23		(32)		137
Provision for income taxes	54	1	(c)	(2)	(c)	53

Net income	$92	$22		$(30)		$84

Earnings per share
Basic	$0.48	$0.11		$(0.16)		$0.44
Diluted	0.48	0.11		(0.15)		0.44

Weighted average shares outstanding
Basic	193	193		193		193
Diluted	194	194		194		194

Note: EPS amounts may not foot across due to rounding.

(a)	Represents the costs incurred in connection with the Company’s separation from Cendant (now Avis Budget Group).

(b)	Relates to the net benefit from the resolution of certain contingent liabilities.

(c)	Relates to the tax effect of the adjustments.

Table 8
(4 of 4)
Wyndham Worldwide Corporation
NON-GAAP FINANCIAL INFORMATION
(In millions, except per share data)

	Year Ended December 31, 2006
		Separation and		Legacy and		Stand-Alone
		Related		Other		Company
	As Reported	Adjustments		Adjustments		Adjustments		As Adjusted
Net revenues
Vacation ownership interest sales	$1,461							$1,461
Service fees and membership	1,437							1,437
Franchise fees	501							501
Consumer financing	291							291
Other	152							152

Net revenues	3,842	-		-		-		3,842

Expenses
Operating	1,474							1,474
Cost of vacation ownership interests	317							317
Marketing and reservation	734							734
General and administrative	493			32	(b)	30	(c)	555
Separation and related costs	99	(99)	(a)					-
Depreciation and amortization	148					2	(c)	150

Total expenses	3,265	(99)		32		32		3,230

Operating income	577	99		(32)		(32)		612
Interest expense	67					28	(c)	95
Interest income	(32)							(32)

Income before income taxes	542	99		(32)		(60)		549
Provision for income taxes	190	30	(d)	(2)	(d)	(8)	(d)	210

Income before cumulative effect of accounting change	352	69		(30)		(52)		339
Cumulative effect of accounting change	(65)			65	(e)			-

Net income	$287	$69		$35		$(52)		$339

Earnings per share
Basic
Income before cumulative effect of accounting change	$1.78	$0.35		$(0.15)		$(0.26)		$1.71
Cumulative effect of accounting change	(0.33)	-		0.33		-		-

Net income	$1.45	$0.35		$0.18		$(0.26)		$1.71

Diluted
Income before cumulative effect of accounting change	$1.77	$0.35		$(0.15)		$(0.26)		$1.70
Cumulative effect of accounting change	(0.33)	-		0.33		-		-

Net income	$1.44	$0.35		$0.18		$(0.26)		$1.70

Weighted average shares outstanding
Basic	198	198		198		198		198
Diluted	199	199		199		199		199

Note: EPS amounts may not foot across due to rounding.

(a)	Represents the costs incurred in connection with the Company’s separation from Cendant (now Avis Budget Group), primarily the acceleration of vesting of Cendant equity awards and the related equitable adjustments of such awards.

(b)	Relates to the net benefit from the resolution of certain contingent liabilities.

(c)	Represents the Company’s estimate of incremental stand-alone corporate costs, depreciation and amortization and interest expense associated with corporate debt that the Company would have incurred if it was a separate stand-alone company in 2006.

(d)	Relates to the tax effect of the adjustments and a $15 million benefit relating to the changes in the Company’s 2005 state effective tax rates.

(e)	Represents non-cash charges to reflect the cumulative effect of adopting Statement of Financial Accounting Standards No. 152, ‘‘Accounting for Real Estate Time-Sharing Transactions,’’ on January 1, 2006.